UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2014

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Increase of Consent Consideration

Affinity Gaming (“Affinity,” “we” or “our”) and Affinity Gaming Finance Corp. today announce that in connection with the consent solicitation (the “Consent Solicitation”) to solicit consents from the holders of record of our 9.00% Senior Notes due 2018 (the “Notes”) to amend (the “Proposed Amendment”) the indenture governing the Notes (the “Indenture”), they have increased the consent consideration to $2.50 per $1,000 principal amount of the Notes for which consents have been validly delivered (and not revoked has been extended). The Consent Solicitation will expire at 5:00 p.m., Eastern Time, on July 24, 2014.

Amendment of Consent Solicitation Statement

We also announced an amendment to the the consent solicitation statement, originally dated July 14, 2014 (as amended or supplemented, the “Statement”) to supplement the description of the proposed settlement agreement by and among Affinity, Z Capital Partners, L.L.C. and certain of its affiliates and certain of our other stockholders to settle certain pending litigation (the “Settlement Agreement”). The following underlined language was added to the Statement:

“The Settlement Agreement requires that stockholders party to the agreement vote their shares to constitute the board as described above but does not govern voting on any other matter.”

“Other than the Settlement Agreement and the agreement, dated as of May 20, 2013, by and between SPH Manager, LLC, Spectrum Group Management, LLC Highland Capital Management LP, Courage Capital Management, LLC, One East Partners Master, L.P. and One East Partners Opportunities, L.P., there are no agreements between the parties to the Settlement Agreement with respect to the voting of shares of common stock of the Company.”

In addition, the Statement was amended to revise the Proposed Amendment such that the following underlined language was added:

“; provided that neither (i) entry into or performance of the Settlement Agreement, nor (ii) the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date of the Consent Solicitation, shall constitute a Change of Control; provided, further, that for purposes of clarity it is understood that no other “Person” or “group” is excluded from the Change of Control definition by the foregoing proviso and it will still be a Change of Control if (x) Z Capital and / or its Affiliates collectively have the power to direct the voting, other than pursuant to the Settlement Agreement, of at least 50% of the total voting power of the Voting Stock of the Company or (y) SPH Manager and / or its Affiliates collectively have the power to direct the voting, other than pursuant to the Settlement Agreement, of at least 50% of the total voting power of the Voting Stock of the Company.”

The summary description of the Consent Solicitation, the Statement and the Proposed Amendment contained in this Item 8.01 is qualified in its entirety by reference to the complete amended terms and conditions of the Statement, which we have attached hereto as Exhibit 99.1.

The Issuers have retained Credit Suisse Securities (USA) LLC as Solicitation Agent and D.F. King & Co., Inc. as Information and Tabulation Agent for the Consent Solicitation. Any questions or requests for assistance or for copies of the Statement or related documents may be directed to D.F. King & Co., Inc., at (212) 269-5550 (banks and brokers), (800) 290-6427 (all others) or by email at affinity@dfking.com or to Credit Suisse Securities (USA) LLC, at (212) 538-1862 (collect) or (800) 820-1653 (toll free).

Forward-Looking Statements

Any statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Such statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “seek” and other similar expressions. We base such forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. Such statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on such forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time we make them, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	July 21, 2014	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Consent Solicitation Statement dated July 21, 2014